Exhibit 99.1

Energy Focus, Inc. Reports Fourth Quarter and Fiscal Year 2018 Financial Results

Announces Strategic Financing, Board & Management Changes and Cost Reduction Actions

SOLON, Ohio, April 1, 2019 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in advanced LED lighting technologies, today announced financial results for its fourth quarter and fiscal year ended December 31, 2018. The Company also announced that, following a process to evaluate its strategic options, it has completed a strategic financing, which includes changes to its Board of Directors. It has also implemented cost reduction actions, and the executive management team is resigning in connection with these actions and their completion of the strategic process.

Fourth Quarter 2018 Financial Results:

Net sales were $3.1 million for the fourth quarter of 2018. This compares with $5.2 million in the third quarter, and $4.7 million in the fourth quarter of 2017. Net sales from commercial products were $1.2 million, down from $2.3 million in the third quarter and $3.0 million in the fourth quarter of 2017. The declines were due to unexpected budgetary delays, push outs in retrofit project starts and losses to lower priced competitors. Net sales from military and maritime products were $1.9 million, down from $2.9 million in the third quarter and up from $1.7 million in the fourth quarter of 2017. The sequential decrease was primarily due to the cyclical timing of government purchases, which are generally lowest in the fourth quarter.

Gross profit was $19 thousand, or 0.6% of net sales, for the fourth quarter, including excess and obsolete, and related reserves of $0.5 million that impacted gross profit by 17.6 percentage points. This compares with gross profit of $1.3 million, or 25% of net sales in the third quarter, and $1.6 million, or 34%, of net sales in the fourth quarter of 2017.

Operating loss was ($3.0) million for the fourth quarter. This compares with an operating loss of ($1.9) million in the third quarter and ($1.9) million in the fourth quarter of 2017.

Net loss was also ($3.0) million for the fourth quarter, compared with ($1.9) million in the third quarter and ($1.9) million in the fourth quarter of 2017. Net loss per share was ($0.25), compared with ($0.16) in the third quarter and ($0.16) in the fourth quarter of 2017.

Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of ($2.5) million, compared with ($1.2) million in the third quarter and ($1.3) million in the fourth quarter of 2017.

Cash and cash equivalents were $6.3 million as of December 31, 2018, which included $2.2 million in borrowings under our $5.0 million credit facility. This compares with $7.1 million, with no debt at the end of the third quarter of 2018.

Fiscal Year 2018 Highlights:

•	Revenues of $18.1 million in the year ended December 31, 2018 compared with $19.8 million in 2017.

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•
Introduced six new product families to expand and diversify the portfolio, including our commercial fixtures, double-ended T8 and T5 high output TLEDs, Invisitube ultra-low EMI TLEDs, Navy high-bay retrofit kit and dimmable industrial downlights.

•	New product revenue, including our RedCap™ emergency battery backup tube, grew from less than 1% of total revenue in Q4 2017 to 17% of revenue in Q4 2018, its highest level in two years.

•	Revenue from our military luminaire and fixture product line grew by over 90% from 2017 to 2018.

Strategic Financing
On March 29, 2019, the Company closed a strategic financing from a group of investors (including certain investors that had filed a Schedule 13D with the Securities and Exchange Commission on November 30, 2018). The financing provided gross proceeds to the Company of approximately $1.7 million in exchange for subordinated convertible promissory notes that will convert into shares of the Company’s Series A Convertible Preferred Stock on either April 17, 2019 or the day following the Company’s annual meeting of stockholders, if stockholder approval is needed to allow full conversion of the notes under the Nasdaq market rules. In connection with the financing, the Board of Directors has appointed James Tu and Robert Farkas to join the Board, effective following the Company’s filing of its Annual Report on Form 10-K. Mr. Tu will also return to the position of Chairman, Chief Executive Officer and President and serve as its interim Chief Financial Officer effective April 2, 2019 and the Company is conducting a search for a permanent or alternative interim Chief Financial Officer candidate.

Mr. Tu was one of the parties that participated in the Schedule 13D filing and financing and served as the Company’s Executive Chairman of the Board, non-Executive Chairman of the Board, Chief Executive Officer and President from 2013 through 2017. Mr. Farkas has served in key financial and operations management roles in emerging companies and has experience in lighting controls, communications, biotech, electrical and software industries. Mr. Farkas most recently offered a variety of consulting services at Crestview Associates, LLC, and his other past roles include serving as Vice President, Finance & Operations of The Watt Stopper, Inc., which develops and supplies lighting control products and Operations Controller of Legrand North America, Vice President and Chief Financial Officer of NetExpress, Inc., and Vice President and Chief Financial Officer of North Star Computers, Inc. Mr. Farkas currently serves on the board of directors of Finis Inc. and Convo Communications. He is also the chair of the Menlo College’s Finance Advisory Board.

Strategic Alternatives Review

Prior to, and in parallel with, the discussions with the investor group, the Company’s Board of Directors retained Craig-Hallum Capital Group to act as its financial advisor to assist in conducting a thorough process to evaluate its strategic alternatives aimed at maximizing shareholder value, including the possible sale of some or all of the Company. In connection with this process, the Board of Directors determined that the strategic financing was the most favorable option for the Company and its stockholders at this time.

In connection with the completion of this strategic process, the Company’s Chairman of the Board, Chief Executive Officer and President, Ted Tewksbury, and Jerry Turin, the Company’s Chief Financial Officer since May 2018, resigned from all positions, in each case, effective following the Company’s filing of its Annual Report on Form 10-K. Also, in connection with the completion of this process, and under the terms of the financing, current Board members, Ron Black, Marc Eisenberg and Satish Rishi resigned at the same time.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Cost Reduction Actions

During the first quarter of fiscal 2019, the Company implemented phased actions to reduce costs in order to minimize cash usage while continuing to pursue strategic alternatives as described above. Reductions have been limited to an initial phase in order to not diminish from the potential value of divestitures under the strategic review, or conflict with potential strategies subsequent to the financing.

The Company’s initial actions included the elimination of 12 positions, restructuring of the sales organization and incentive plan, flattening of the senior management team, additional operational streamlining, management compensation reductions, and outsourcing of certain functions including warehousing and marketing. When fully realized, these reductions will reduce expenses by approximately $1.6 million per year. In connection with these actions, the Company expects to incur one-time cash costs of approximately $0.1 million, including anticipated employee severance in the first and second quarters of 2019, in addition to approximately $0.5 million in non-cash charges in the fourth quarter of 2018 for excess and obsolete, and related inventory reserves triggered by the decline in market conditions referred to above.

Earnings Conference Call Postponed:

As a result of the transition in the Company’s leadership discussed above, the conference call and webcast originally scheduled for April 2, 2019 at 9:00 a.m. EDT has been cancelled. The Company will host a conference call following the release of its first quarter 2019 results to discuss the current events and recent financial results. A news release announcing the participation details will be issued prior to the call date.

Forward Looking Statements:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) our need for additional financing in the near term to continue our operations; (ii) our ability to continue as a going concern for a reasonable period of time; (iii) our ability to implement plans to increase sales and control expenses; (iv) transitions in the Company’s leadership, (v) our reliance on a limited number of customers for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (vi) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (vii) the timing of large customer orders, significant expenses and fluctuations between demand and capacity as we invest in growth opportunities; (viii) our ability to compete effectively against companies with lower cost structures or greater resources, or more rapid development efforts, and new competitors in our target markets; our ability to successfully scale our network of sales representatives,

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

agents, and distributors to match the sales reach of larger, established competitors; (ix) market acceptance of LED lighting technology; (x) our ability to attract and retain qualified personnel, and to do so in a timely manner; (xi) the impact of any type of legal inquiry, claim, or dispute; (xii) general economic conditions in the United States and in other markets in which we operate or secure products; (xiii) our dependence on military maritime customers and on the levels of government funding available to such customers, as well as the funding resources of our other customers in the public sector and commercial markets; (xiv) our reliance on a limited number of third-party suppliers, our ability to obtain critical components and finished products from such suppliers on acceptable terms, and the impact of our fluctuating demand on the stability of such suppliers; our ability to timely and efficiently transport products from our third-party suppliers to our facility by ocean marine channels; (xv) our ability to respond to new lighting technologies and market trends, and fulfill our warranty obligations with safe and reliable products; (xvi) any delays we may encounter in making new products available or fulfilling customer specifications; (xvii) any flaws or defects in our products or in the manner in which they are used or installed; (xviii) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others; (xix) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xx) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations, including tariffs and other potential barriers to international trade; and (xxi) our ability to maintain effective internal controls and otherwise comply with our obligations as a public company and under Nasdaq listing standards.

About Energy Focus

Energy Focus is an industry-leading innovator of energy-efficient LED lighting technology. As the creator of the first UL-verified flicker-free LED products, Energy Focus’ products provide extensive energy and maintenance savings, as well as safety, health and productivity benefits over conventional lighting. Our customers serve the commercial, industrial, healthcare, education and military markets.

Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.

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Investor Contact:

Jim Fanucchi
Darrow Associates, Inc.
ir@energyfocus.com

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$6,335	$10,761
Trade accounts receivable, less allowances of $33 and $42, respectively	2,201	3,595
Inventories, net	8,058	5,718
Prepaid and other current assets	1,094	596
Assets held for sale	—	225
Total current assets	17,688	20,895

Property and equipment, net	610	1,097
Other assets	194	159
Total assets	$18,492	$22,151

LIABILITIES
Current liabilities:
Accounts payable	$3,606	$1,630
Accrued liabilities	73	53
Accrued payroll and related benefits	435	394
Accrued severance	188	—
Accrued legal and professional fees	160	77
Accrued sales commissions	115	124
Accrued restructuring - short-term	156	170
Accrued warranty reserve	258	174
Deferred revenue	30	5
Credit line borrowings	2,219	—
Total current liabilities	7,240	2,627

Other liabilities	200	232
Total liabilities	7,440	2,859

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share:
Authorized: 2,000,000 shares in 2018 and 2017
Issued and outstanding: no shares in 2018 and 2017	—	—
Common stock, par value $0.0001 per share:
Authorized: 30,000,000 shares in 2018 and 2017
Issued and outstanding: 12,090,695 and 11,868,896 at December 31, 2018 and 2017, respectively	1	1
Additional paid-in capital	128,367	127,493
Accumulated other comprehensive (loss) income	(1)	2
Accumulated deficit	(117,315)	(108,204)
Total stockholders’ equity	11,052	19,292
Total liabilities and stockholders’ equity	$18,492	$22,151

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Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Net sales	$3,118	$5,158	$4,727	$18,107	$19,846
Cost of sales	3,099	3,877	3,105	14,695	15,025
Gross profit	19	1,281	1,622	3,412	4,821

Operating expenses:
Product development	657	638	674	2,597	2,940
Selling, general, and administrative	2,178	2,543	2,513	9,789	11,315
Loss on impairment	—	—	185	—	185
Restructuring expenses	157	1	128	111	1,662
Total operating expenses	2,992	3,182	3,500	12,497	16,102
Loss from operations	(2,973)	(1,901)	(1,878)	(9,085)	(11,281)

Other expenses:
Interest expense	4	2	1	8	2
Other expenses	9	17	94	7	99

Loss from operations before income taxes	(2,986)	(1,920)	(1,973)	(9,100)	(11,382)
Provision for (benefit from) income taxes	11	—	(115)	11	(115)
Net loss	$(2,997)	$(1,920)	$(1,858)	$(9,111)	$(11,267)

Net loss per share - basic and diluted:	$(0.25)	$(0.16)	$(0.16)	$(0.76)	$(0.95)

Weighted average shares used in computing net loss per share:
Basic and diluted	12,075	12,059	11,858	11,997	11,806

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(2,997)	$(1,920)	$(1,858)	$(9,111)	$(11,267)

Adjustments to reconcile net loss to net cash used in operating activities:
Loss on impairment	—	—	185	—	185
Depreciation	123	105	167	522	681
Stock-based compensation	202	276	182	908	807
Stock-based compensation reversal	—	—	—	—	(270)
Provision for doubtful accounts receivable	6	(4)	(213)	(9)	(194)
Provision for slow-moving and obsolete inventories and valuation reserves	549	(123)	(756)	17	(1,400)
Provision for warranties	5	31	44	51	196
Amortization of loan origination fees	4	—	—
Loss on dispositions of property and equipment	(2)	19	96	2	203
Changes in operating assets and liabilities:
Accounts Receivable	755	411	(399)	1,403	2,240
Inventories	(2,172)	(572)	1,817	(2,356)	5,151
Prepaid and other assets	109	(212)	322	(538)	161
Accounts payable	600	(24)	(586)	2,047	(1,759)
Accrued and other liabilities	(151)	470	(180)	240	(613)
Deferred revenue	20	(3)	(11)	25	5
Total adjustments	48	374	668	2,316	5,393
Net cash used in operating activities	(2,949)	(1,546)	(1,190)	(6,795)	(5,874)

Cash flows from investing activities:
Acquisitions of property and equipment	—	—	(8)	(57)	(162)
Proceeds from the sale of property and equipment	6	—	—	246	97
Net cash provided by (used in) investing activities	6	—	(8)	189	(65)

Cash flows from financing activities:
Proceeds from exercises of stock options and employee stock purchase plan purchases	7	—	25	28	130
Common stock withheld in lieu of income tax withholding on vesting of restricted stock units	(2)	(21)	—	(62)	(49)
Net proceeds on credit line borrowings	2,219	—	—	2,219	—
Net cash provided by (used in) financing activities	2,224	(21)	25	2,185	81

Effect of exchange rate changes on cash	—	2	(1)	(5)	(10)

Net decrease in cash and cash equivalents	(719)	(1,565)	(1,174)	(4,426)	(5,868)
Cash and cash equivalents at beginning of year	7,054	8,619	11,935	10,761	16,629
Cash and cash equivalents at end of period	$6,335	$7,054	$10,761	$6,335	$10,761

Classification of cash and cash equivalents:
Cash and cash equivalents	5,993	6,712	10,419	5,993	10,419
Restricted cash held	342	342	342	342	342
Cash and cash equivalents at end of period	$6,335	$7,054	$10,761	$6,335	$10,761

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Sales by Products
(In thousands)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Commercial products	$1,193	$2,292	$3,013	$8,662	$15,217
Military maritime products	1,925	2,866	1,714	9,445	4,629
Total net sales	$3,118	$5,158	$4,727	$18,107	$19,846

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, we may provide certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, for the three and twelve months ended December 31, 2018 and 2017, include adjustments for our restructuring expenses, and for depreciation and stock compensation expenses that do not have a current period impact on cash flow.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess cash flow performance of the operations of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items which do not have a current period cash flow impact. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies.

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Total operating expenses	$2,992	$3,182	$3,500	$12,497	$16,102
Less: Impairment loss	—	—	(185)	—	(185)
Less: Restructuring	(157)	(1)	(128)	(111)	(1,662)
Operating expenses, excluding impairment and restructuring charges	$2,835	$3,181	$3,187	$12,386	$14,255

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Net loss	$(2,997)	$(1,920)	$(1,858)	$(9,111)	$(11,267)
Impairment loss	—	—	(185)	—	(185)
Restructuring expenses	(157)	(1)	(128)	(111)	(1,662)
Net loss, excluding impairment and restructuring charges	(2,840)	(1,919)	(1,545)	(9,000)	(9,420)
Depreciation	123	105	167	522	681
Stock-based compensation	202	276	182	908	807
Severance and benefits	10	313	51	335	143
Adjusted EBITDA	$(2,481)	$(1,223)	$(1,259)	$(7,207)	$(7,902)

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877